UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 20, 2010

(Date of earliest event reported)

SIRONA DENTAL SYSTEMS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Theo Haar.

On and effective as of September 20, 2010, Theo Haar retired as Executive Vice President of Sirona Dental Systems, Inc. (the “Company”).

(c) Appointment of Jeffrey T. Slovin as President.

On and effective as of September 20, 2010, the Board of Directors of the Company (the “Board”) appointed Jeffrey T. Slovin, who had previously served as the Executive Vice President and Chief Operating Officer of U.S. Operations of the Company, as President of the Company.

On the same date, the Board approved a second amendment to the existing Amended and Restated Employment Agreement with Mr. Slovin, dated as of June 14, 2006. The amendment provides for Mr. Slovin’s appointment as President of the Company. The amendment also provides that Mr. Slovin provide the Company 30 days’ notice (or 90 working days’ in the case he is no longer reporting to the Company’s Chief Executive Officer) prior to resigning for Good Reason, and the Company shall have the opportunity to cure such conduct. A copy of Amendment No. 2 to the Amended and Restated Employment Agreement is filed as Exhibit 10.1 to this Current Report and incorporated by reference herein.

(e) Employment Agreement with Walter Petersohn.

On September 13, 2007, the Company entered into an employment agreement, as amended on October 15, 2008, with Walter Petersohn, Vice President of Sales of the Company. The agreement will end when Mr. Petersohn reaches normal retirement age, unless earlier terminated by the Company upon fifteen months’ notice, with notice of termination to be submitted by the last day of the calendar quarter, or by Mr. Petersohn upon six months’ notice, with notice of termination to be submitted by the last day of the month. On September 20, 2010, the Company appointed Walter Petersohn as Executive Vice President of Sales of the Company. Mr. Petersohn’s current annual base salary under the employment agreement is €160,000 ($209,184 at an exchange rate of 1.3074 as of September 20, 2010). In addition to his base salary, Mr. Petersohn is eligible to receive an annual bonus based on the Company’s Bonus Plan. If the Company achieves target sales and financial performance, the earned bonus is €75,000 ($98,055 at an exchange rate of 1.3074 as of September 20, 2010). If Mr. Petersohn’s employment is terminated due to death his wife shall be entitled to receive her husband’s salary for the month in which the death occurs and for six further months, survivors pensions to be offset against the payments. The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated By-Laws.

On and effective as of September 20, 2010, the Board of Directors of the Company amended and restated the Company’s By-Laws (the “By-Laws”). The amended and restated By-Laws provide for the separation of the offices of the chief executive officer and president of the Company.

The above description of the amendment set forth in the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, a copy of which is filed as Exhibit 3.2 to this Current Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

3.2	By-Laws of Sirona Dental Systems, Inc., dated September 20, 2010.

10.1	Amendment No. 2 to Amended and Restated Employment Agreement, dated as of September 20, 2010, between the Company and Jeffrey T. Slovin (amending the Employment Agreement between the Company and Jeffrey T. Slovin, dated as of June 14, 2006).

10.2	Employment Agreement, dated as of September 13, 2007, as amended on October 15, 2008, by and between Sirona Dental GmbH and Walter Petersohn.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)

Date: September 23, 2010

	By:	/S/ JONATHAN FRIEDMAN
Jonathan Friedman Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.2	By-Laws of Sirona Dental Systems, Inc., dated September 20, 2010.

10.1	Amendment No. 2 to Amended and Restated Employment Agreement, dated as of September 20, 2010, between the Company and Jeffrey T. Slovin (amending the Employment Agreement between the Company and Jeffrey T. Slovin, dated as of June 14, 2006).

10.2	Employment Agreement, dated as of September 13, 2007, as amended on October 15, 2008, by and between Sirona Dental GmbH and Walter Petersohn.